EXHIBIT 10.34

                         CONFIDENTIALITY, INVENTIONS AND
                              NONCOMPETE AGREEMENT

     CONFIDENTIALITY, INVENTIONS AND NONCOMPETE AGREEMENT (this "Agreement"), dated as of January 9, 2004, made by Erik B. Levitt ("Employee") in favor of Access Integrated Technologies, Inc., a Delaware corporation (the "Company").


                                   BACKGROUND

     WHEREAS, it is recognized by the Employee that the day-to-day performance of his or her duties while in the employment of the Company is likely to give or require access to confidential Company records and sources of information and to bring Employee into contact with others engaged in confidential work for the Company;

     WHEREAS, it is further recognized by the Employee that by reason of being employed by the Company, Employee may create or develop intellectual property (including inventions, ideas, discoveries, trade secrets and copyrightable works) resulting from or arising out of the work performed by Employee within the scope of Employee's responsibilities, or with the Company's facilities, equipment or supplies, or resulting from Employee's use or knowledge of confidential or trade secret information which is proprietary to the Company; and

     WHEREAS, the Employee has agreed to be bound by the non-competition provisions of Section 5 hereto in connection with the sale of all of the issued and outstanding shares of capital stock of the Company pursuant to that certain Stock Purchase Agreement, dated January 9, 2004, between and among the Company, Core Technology Services, Inc. and Erik B. Levitt (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of employment by the Company and of prospective assignments to work on confidential matters, which Employee acknowledges is sufficient consideration for this Agreement, Employee agrees to the following continuing obligations:

     1. CONFIDENTIALITY. During the period of Employee's employment with the Company, Employee agrees, except in the course of Employee's duties on behalf of the Company:

          (a) to keep secret and treat confidentially all confidential information of the Company pertaining to Company customers and prospective customers, customer requirements, customer financial information, and other such confidential information compiled or maintained internally by the Company concerning its customers and prospective customers; and

          (b) to keep secret and treat confidentially all confidential information of the Company pertaining to Company products, costs, marketing plans and contemplated activities, financial matters, research and development, production, engineering, product design, and other such confidential information compiled or maintained internally by the Company concerning its business, operations and activities; by way of illustration, but not limitation, confidential information includes inventions, processes, formulae, data, computer programs (whether in source or object code form) and all information relating to programs now existing or under development, computer program listings, know-how, improvements, discoveries, developments, designs, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists and compilations of information. For purposes of this Agreement, confidential information does not include information (i) which is or becomes generally known to the public or within the industry or industries in which the Company operates (other than through a breach of this agreement); (ii) made available to Employee by a person or entity not affiliated with the Company; provided, that such party is not under any obligation of -------- confidentiality to the Company which is known to Employee; or (iii) required by law or court order to be disclosed;
     provided, -------- that Employee shall give the Company prompt written notice of any such legal or judicial process requiring disclosure of confidential information and shall reasonably cooperate with the Company at the Company's expense, in any lawful action which the Company desires to take to limit the disclosure required by such legal or judicial process and shall permit to attempt, by appropriate legal means to limit and/or delay such disclosure.

     2.  CONFIDENTIALITY  UPON  TERMINATION.   Upon  termination  of  Employee's
employment with the Company, whether voluntary or involuntary and for whatever reason, Employee agrees:


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          (a) to promptly  return to the Company any and all  documents  made or obtained by Employee in the course of his or her employment pertaining to or containing any of the confidential information of the Company referred to in Section 1 above; and

          (b) for a period of five (5) years thereafter, to keep confidential and to make no written record of confidential information of the Company referred to in Section 1 above, and to make no use or disclosure thereof adverse to the interests of the Company in any geographic area in which Company interests would be damaged by such use or disclosure.

     3. CONFIDENTIAL RELATIONSHIP.Employee acknowledges that this Agreement provides notice that the Company regards it to be vital to its interest that its confidential information and trade secrets be safeguarded by its employees. Employee understands that this Agreement establishes a confidential relationship between Employee and the Company, and that Employee has a duty under the law not to breach the confidential relationship by using or disclosing Company confidential information and trade secrets. Employee further understands that the Company relies upon Employee honoring such duty of confidence when the Company entrusts Employee with access to the Company's confidential information and trade secrets.


     4. INVENTION DISCLOSURE AND ASSIGNMENT.

     4.1 During the period of Employee's employment with the Company, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas, discoveries, technical or business innovations and works of authorship, patentable or unpatentable, trade secrets and copyrightable works) which is made, developed, conceived or reduced to practice by Employee either solely or jointly with others resulting from or arising out of the work performed by Employee, within the scope of his responsibilities, or with the Company's facilities, equipment or supplies, or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

     4.2 Upon termination of Employee's employment with the Company, and for a period of one (1) year thereafter, Employee agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas, discoveries, technical or business innovations and works of authorship, patentable or unpatentable, trade secrets and copyrightable works) which is reduced to practice by Employee either solely or jointly with others, wherever such intellectual property reasonably results from the work performed by Employee during employment by the Company within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

     4.3 Employee agrees to hold all such intellectual property described in this Section 4 for the benefit of the Company and not to assign nor attempt to assign any rights therein to anyone other than the Company.

     4.4 Employee agrees to assign to the Company upon its request and without further compensation all rights, title and interest in such intellectual property described in this Section 4 to which the Company is entitled as set forth in this Section 4 at any time, whether during or subsequent to Employee's period of said employment. Employee agrees to execute and deliver in a prompt manner all proper documents provided by the Company and presented to Employee including those necessary and attendant to domestic and foreign patent applications, including, but not limited to, divisional, continuation, continuation-in-part, substitute and/or reissue applications, and all other instruments for the perfection of intellectual property rights, including related registrations of issued patents, design patent applications and registrations, applications for utility models and industrial models and copyrights, as well as formal assignments thereof. The Company will pay all reasonable out-of-pocket expenses incurred by Employee in perfecting the Company's rights as they relate to assisting the Company in all proper ways in the acquisition and preservation of the rights to such intellectual property as described in this subsection 4.4 and will pay Employee a reasonable hourly rate for Employee's post-employment efforts in perfecting such intellectual property.

     4.5 Except as disclosed on Schedule 4.5 attached hereto, Employee covenants that there are no unpatented inventions, discoveries, ideas, technical or business innovations and works of authorship or information currently held by Employee which are to be outside the scope of this agreement.

     4.6 The Employee recognizes that this Agreement does not require assignment of any invention which he has developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:
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          (a) relate at the time of  conception  or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or,

          (b) result from any work performed by the Employee for the Company.

     4.7 The Employee acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101) and belong to the Company. The Employee hereby further waives any moral rights he may otherwise claim on such works of authorship and copyright.


     5. NON-COMPETITION; NON-SOLICITATION.

     5.1 Subject to the provisions of Section 8 of the Purchase Agreement, during the term of Employee's employment by the Company and for a period of five
(5) years thereafter, the Employee will not directly or indirectly:

          (a) engage in any business or activity that competes with the Business, anywhere in the United States or Canada;

          (b) enter the employ of any person or entity engaged in any business or activity that competes with the Business or render any consulting or other services to any person or entity for use in or with the effect of competing with the Business;

          (c) have an interest in any business or activity that competes with the Business, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor; provided, however, that nothing herein shall prevent the purchase or ownership by the Employee of less than 3% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities and Exchange Act of 1934, as amended;

          (d) recruit, solicit or induce, or attempt to recruit, solicit or induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

          (e) solicit, divert or take away, or in any manner persuade or attempt to persuade any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company which were contracted, solicited or served by the Employee while employed by the Company to discontinue, cease or alter his, her or its relationship with the Company.

     5.2 If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     5.3 The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by Employee to be reasonable for such purpose. In addition, Employee acknowledges that Employee's education, background, skills, and experience are such that the enforcement of the restrictions in this Section 5 will not unreasonably interfere with Employee's ability to earn a living. Employee agrees that Severance paid to him constitutes consideration in respect of his obligations hereunder with respect to the periods covered thereby, including, without limitation, periods subsequent to his employment.


         6.       MISCELLANEOUS.

          (a) All of the covenants and provisions herein contained are severable; in the event that any of said covenants or provisions shall be held by any court of competent jurisdiction to be invalid or unenforceable, this agreement shall be construed as if any such invalid or unenforceable covenant or provision were not herein contained. Employee acknowledges and agrees that any breach by Employee of any provision of this Agreement would cause irreparable injury to the Company and could not be remedied solely by monetary damages. In addition to any other available remedies in enforcing this agreement, the Company shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, without proof of actual damages. No delay or omission by the Company in exercising any right under this agreement shall operate as a waiver of that or any other right. A written waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.



                                       1
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          (b) This  Agreement  shall be governed by and  construed in accordance
     with  the  laws  of  the  State  of  New  Jersey.   Employee   agrees  that
     notwithstanding Employee's place of residence at the time of or subsequent to any breach by undersigned of this agreement, that he or she shall be subject to suit in the state or Federal courts located in the state of New Jersey.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS  WHEREOF,  the  undersigned  has executed this  Confidentiality,
Inventions and Noncompete Agreement as of the day and year first above written.



                                    Employee:


                                   /s/ Erik B. Levitt
                                   --------------------------------
                                   Name: Erik B. Levitt

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                                  SCHEDULE 4.5

     Unpatented   inventions,   discoveries,   ideas,   technical   or  business
innovations and works of authorship or information currently held by Employee that are outside the scope of this Agreement.